Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NexPoint Capital, Inc. (the “Company”), for the three months ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James Dondero and Frank Waterhouse, President and Principal Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: November 14, 2022

/s/ James Dondero
James Dondero President and Principal Executive Officer

/s/ Frank Waterhouse
Frank Waterhouse Treasurer, Principal Accounting Officer and Principal Financial Officer